Registration No. 333-

As filed with the Securities and Exchange Commission on January 20, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTUANT CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN	39-0168610
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

6100 North Baker Road

Milwaukee, Wisconsin 53209

(Address of Principal Executive Offices)

ACTUANT CORPORATION

2002 STOCK PLAN

(Full title of the plan)

Andrew G. Lampereur	Copy to:
Vice President and Chief Financial Officer	Helen R. Friedli, P.C.
Actuant Corporation	McDermott Will & Emery LLP
6100 North Baker Road	227 West Monroe Street
Milwaukee, Wisconsin 53209	Chicago, Illinois 60606

(Name and address of agent for service)

(414) 352-4160

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.20 per share	2,000,000 shares	$55.13	$110,260,000	$11,797.82

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such indeterminate number of additional shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.
(2)	Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $55.13 per share, which is the average of the high and low sales prices of the Class A Common Stock reported on the New York Stock Exchange Composite Tape on January 17, 2006.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to an amendment to the Actuant Corporation 2002 Stock Plan that increases the number of shares of Class A Common Stock authorized and reserved for issuance thereunder by 2,000,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 relating to the plan (File No. 333-102523) filed by the Registrant with the Securities and Exchange Commission is incorporated herein by reference, except as amended hereby.

Item 8. Exhibits.

Reference is made to the Exhibit Index.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 20, 2006.

ACTUANT CORPORATION

By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer of the Registrant)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert C. Arzbaecher and Andrew G. Lampereur, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 20, 2006.

Signature	Title
/s/ Robert C. Arzbaecher Robert C. Arzbaecher	President and Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer of the Registrant)

/s/ Andrew G. Lampereur Andrew G. Lampereur	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer of the Registrant)

/s/ Gustav H.P. Boel Gustav H.P. Boel	Director

/s/ Thomas J. Fischer Thomas J. Fischer	Director

/s/ William K. Hall William K. Hall	Director

/s/ Kathleen J. Hempel Kathleen J. Hempel	Director

/s/ Robert A. Peterson Robert A. Peterson	Director

/s/ William P. Sovey William P. Sovey	Director

/s/ Larry D. Yost Larry D. Yost	Director

ACTUANT CORPORATION

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit Number	Description
5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities to be issued.

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Actuant Corporation 2002 Stock Plan (as amended and restated for EDGAR filing purposes), incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2006.